Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$30,953,050
Unrealized Gain (Loss) on Market Value of Commodity Futures	(26,605,380)
Dividend Income	374,738
Interest Income	437,419
ETF Transaction Fees	3,150
Total Income (Loss)	$5,162,977

Expenses
General Partner Management Fees	$136,668
Professional Fees	4,065
Brokerage Commissions	14,279
Directors' Fees and insurance	6,667
Total Expenses	$161,679
Net Income (Loss)	$5,001,298

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/23	$240,986,390
Withdrawals (1,450,000 Shares)	(41,052,766)
Net Income (Loss)	5,001,298

Net Asset Value End of Month	$204,934,922
Net Asset Value Per Share (7,600,000 Shares)	$26.97

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596